Exhibit 99.3







                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2008
                           Fourth Quarter/Full Year
                              Earnings Supplement














        The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Fourth Quarter/Full Year 2008 Earnings Release.

       -----------------------------------------------------------------------
       This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on page 37 of this Supplement, pages 63-64 in the Company's 2007 Annual Report to Shareholders and in its 2007 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
       -----------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

FINANCIAL RESULTS
o Fourth quarter diluted EPS from continuing operations of $0.21 decreased 71% versus $0.73 last year. Total revenues net of interest expense decreased 11%. Return on average equity (ROE) was 22% and return on average tangible equity (ROTE), which excludes goodwill and intangibles, was 27%.*

- 4Q '08 Income from continuing operations included:
           -- $421MM ($273MM after-tax) of total reengineering costs, primarily reflecting a restructuring charge related to the Company's previously announced reengineering initiatives, as discussed further on page 4; and
           -- A $106MM ($66MM after-tax) charge reflecting an increase in the Company's Membership Rewards(R) ("MR") balance sheet reserve, in connection with the extension of its partnership arrangements with Delta Air Lines ("Delta"), as discussed further on page 4.

- 4Q '07 Income from continuing operations included:
           -- A $1.13B ($700MM after-tax) initial payment as part of the Visa litigation settlement, as discussed further on page 4, and in light of the settlement:
                - $143MM ($89MM after-tax) of incremental business-building costs;
                - $74MM ($46MM after-tax) of Visa litigation-related costs; and
                - A $50MM ($31MM after-tax) contribution to the American
                  Express Charitable Fund.
           -- A $685MM ($430MM after-tax) charge to increase the MR liability, to incorporate an actuarial based approach which increased the global ultimate redemption rate assumption for current program participants to approximately 90 percent;
           -- A $438MM ($274MM after-tax) credit-related charge to increase the worldwide lending reserve coverage ratio to reflect deterioration of credit indicators in the latter part of 2007; and
           -- $16MM ($10MM after-tax) of reengineering costs, primarily related to the International Card Services ("ICS"), Global Commercial Services ("GCS") and Global Network & Merchant Services ("GNMS") segments.

- The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales. This primarily includes the results from American Express Bank, Ltd. ("AEB"), which was sold to Standard Chartered PLC ("Standard Chartered") in 1Q '08, as well as American Express International Deposit Company, ("AEIDC"), which is subject to a put/call agreement in August 2009, as discussed further on page 5.
           -- 4Q '08 results included $66MM of losses from discontinued operations versus $27MM of losses last year. This primarily reflected losses of $97MM ($63MM after-tax) and $24MM ($16MM after-tax) in each respective period, for mark-to-market adjustments and sales within the AEIDC investment portfolio.

- Including discontinued operations, diluted EPS on a net income basis of $0.15 decreased 79% versus $0.71 last year.

BUSINESS METRICS
o Compared with the fourth quarter of 2007:

- Worldwide billed business of $160.5B decreased 10% as the negative impact of the global economic slowdown was evident within a lower level of proprietary card spending and a flat level of network partner-related card spending. A comparatively stronger U.S. dollar resulted in a 5% greater decline versus last year within the reported worldwide growth rate.

- Worldwide total cards-in-force of 92.4MM increased 7%, up 6.0MM from last year and 300K during 4Q '08.

- Worldwide average spending per proprietary basic card-in-force decreased 14% versus last year reflecting the impact of a weaker economic environment in both the U.S. and international markets. A comparatively stronger U.S. dollar resulted in a 4% greater decline versus last year within the reported worldwide growth rate.

- Worldwide lending balances of $42.2B on an owned basis decreased 22% and on a managed basis declined 7% to $72.0B. This decrease reflected the lower spending levels and credit-related actions in the U.S. and certain international markets.

FINANCIAL HIGHLIGHTS
o In conjunction with the Company becoming a bank holding company ("BHC") on November 14, 2008, as discussed further on page 4, the Company has made various changes to its financial reporting.**

- P&L REVISIONS: The former P&L lines of "cardmember lending finance revenue," "other interest income," "cardmember lending interest expense" and "charge card and other interest expense" are now reflected within new categories in the "total interest income" and "total interest expense" lines, respectively. Additionally, provisions for losses are now reflected as a component of "revenue net of interest expense after provisions for losses," where previously it was shown below expenses. Lastly, certain fees associated with the Company's lending products have been reclassified from "net card fees" to "interest and fees on loans" and certain other provisions related to GNMS were reclassified to "other, net expense."


--------------------------------------
   * Please refer to Appendix I of the Fourth Quarter/Full Year 2008 Earnings Release for the components of ROE and ROTE on both a consolidated and segment basis.
  ** Please refer to Appendix II-VI of the Fourth Quarter/Full Year 2008
     Earnings Release, American Express Company Selected Statistical Information pages, for P&L revisions for the historical quarters ended March 31, 2007 through December 31, 2007 and for the year ended December 31, 2007.
     Revised P&Ls for the respective quarters ended December 31, 2007 through December 31, 2008 are included within the Fourth Quarter/Full Year 2008 Earnings Release, American Express Company Selected Statistical
     Information pages.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED


         The Company has also made several changes to its presentation of expenses. Specifically, "marketing, promotion, rewards & cardmember services expense" are now shown on three separate lines, "marketing and promotion", "cardmember rewards" and "cardmember services," respectively. Additionally, "human resources" has been renamed "salaries and employee benefits."

- CREDIT METRICS: In 4Q '08, consistent with applicable regulatory guidance, the Company modified its reporting of the U.S. consumer and small business charge card receivables portfolio within the U.S. Card Services ("USCS") segment to write-off cardmember receivables within a 180 days past due period. Previously, the Company's write-off methodology for the charge card portfolio was 360 days past due. The Company plans to conform to this methodology within the corporate card receivables portfolio in GCS, as well as the international consumer and small business charge card receivables portfolio in ICS in a future period.

         In addition, certain non-credit-related reserves were reclassified from cardmember receivable and lending loss reserves to a contra-asset within "cardmember receivables" and "loans" prospectively beginning 4Q '08.

         These modifications do not result in a change in management's view of the Company's underlying credit quality or risk profile for its charge card portfolio, and do not impact the method in which the Company assesses the adequacy of its reserves.

o SECURITIZATION INCOME, NET: Decreased 39% primarily due to a lower excess spread, net, driven by increased write-offs which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans, lower interest expense due to lower rates paid on investor certificates and a $54MM credit-related charge to the fair value of the I/O Strip in 4Q '07. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees. As of December 31, the fair market value of the I/O Strip was $32MM, versus $223MM as of December 31, 2007.

o TOTAL INTEREST INCOME: Decreased 22% primarily due to lower interest and fees on loans, reflecting a lower average owned loan balance and a lower cardmember portfolio yield driven by the impact of reduced market interest rates on variably priced assets, as well as lower yields on investment securities and deposits, partially offset by a higher average balance of liquidity-related investments.

o TOTAL INTEREST EXPENSE: Decreased 27%, reflecting a lower cost of funds, due to the benefit of lower market interest rates on variable-rate long-term and short-term debt, which more than offset the cost of higher funding levels related to increased cash amounts and other liquidity resources.

o TOTAL PROVISIONS FOR LOSSES: Decreased 3% primarily reflecting the $384MM credit-related charge in 4Q '07 and lower average owned loans, business volumes and receivables, which more than offset the impact of increased loss and delinquency rates in 4Q '08.

o MARKETING AND PROMOTION EXPENSES: Decreased 35%, reflecting generally lower investment spending in 4Q '08 and the non-recurrence of incremental business-building costs in 4Q '07.

o CARDMEMBER REWARDS EXPENSE: Decreased 39%, reflecting the 4Q '07 increase to the MR liability as well as lower volume-driven rewards costs in 4Q '08, partially offset by the 4Q '08 increase in the MR balance sheet reserve in connection with the Company's extension of its partnership arrangements with Delta.

o SALARIES AND EMPLOYEE BENEFITS EXPENSE: Increased 16% as the 4Q '08 restructuring charge related to the Company's reengineering initiatives and higher salaries expense more than offset a reduction in employee-related incentive costs.
- Compared with last year, the total employee count from continuing operations of 66,000 increased by 1,200 employees, or 2%. Compared with last quarter, the employee count declined by 500 employees, reflecting the initial impact of the 4Q '08 reengineering activities.

CAPITAL

o TARP (SUBSEQUENT EVENT): On December 23, 2008, the Company announced that the U.S. Department of Treasury (the "Treasury") provided preliminary approval for the Company to participate in its Troubled Asset Relief ("TARP") Capital Purchase Program ("CPP"). Under this program the Company issued to the Treasury $3.39B of preferred stock on January 9, 2009, as well as warrants to purchase shares of common stock for up to 15% of that amount, or 24.3MM shares at a per share exercise price of $20.95. The preferred shares will pay dividends at a rate of 5% annually for five years, and 9% thereafter. Under the terms of the program, the Company may not redeem the preferred shares in whole or in part until after the third anniversary of the date of the investment, except with proceeds from a qualified equity offering. Additionally, as long as the preferred shares are outstanding, dividends cannot exceed $0.18 per share in any quarter, and share repurchases, except those related to employee compensation programs, are not permitted, unless approved by the Treasury. The warrants are immediately exercisable and have a 10 year term.

o CAPITAL DISTRIBUTION TO SHAREHOLDERS: During 4Q '08, approximately 100% of capital generated was distributed to shareholders through our quarterly dividend, as earnings were suppressed by the previously discussed charges to net income and the weakened economic environment. On a cumulative basis, since 1994 we have distributed 69% of capital generated through share repurchases and dividends.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED


- SHARE REPURCHASES: During 4Q '08 and 3Q '08 no shares were repurchased, versus 14MM shares in 4Q '07. Share repurchases were suspended during 1Q `08 in light of the uncertain U.S. economic environment. Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.

                                                                Millions of Shares
                                                           ----------------------------
                                                             4Q '08   3Q '08    4Q '07
                                                             ------   ------    ------
        Shares outstanding - beginning of period              1,160    1,159    1,169
        Repurchase of common shares                            --       --        (14)
        Employee benefit plans, compensation and other         --          1        3
                                                             ------   ------    ------
        Shares outstanding - end of period                    1,160    1,160    1,158
                                                             ======   ======    ======

o CAPITAL RATIOS: * As of December 31, 2008 the Company's key consolidated capital ratios, both on a reported basis, as well as on a pro forma basis assuming the $3.39B of TARP proceeds were received on December 31, 2008, were:

                                                                                                                      Total
                                                                                          Tier 1                    Risk-Based
     ($ in B)      Tier 1         Total Average        Tier 1         Risk Weighted     Risk-Based      Tier 2       Capital
                  Capital            Assets        Leverage Ratio        Assets        Capital Ratio    Capital       Ratio
              ---------------- ------------------ ----------------- ----------------- --------------- ------------ -------------
     Reported        $10.0            $132.1             7.6%             $107.0             9.4%        $1.6         10.8%
     Pro Forma       $13.4            $132.8            10.1%             $105.9            12.7%        $1.6         14.2%

---------------------------
 * These ratios represent a preliminary estimate as of the date of this earnings supplement and may be revised in the Company's 2008 Annual Report on Form 10K.
---------------------------

     Additionally, the Company also believes its ratios of Total Capital to Total Managed Assets and Total Tangible Capital to Total Managed Assets, where capital is defined as shareholders' equity plus a portion of its subordinated debt that has equity characteristics of $563MM, and Total Tangible Capital excludes goodwill and intangibles, provide further insight into its capital position. As of December 31, 2008, on a consolidated reported basis, these ratios were 7.9% and 6.0%, respectively, and on a pro forma basis assuming the receipt of the TARP proceeds, with 25% of these proceeds deemed to be capital due to their characteristics, were 8.3% and 6.4%, respectively.**

---------------------------
** Based upon common shareholders' equity of $11.8B, goodwill and intangibles of $3.0B, total assets of $126.1B and total managed assets of $155.9B, as of December 31, 2008. On a GAAP asset basis, Total Capital to Total Assets and Total Tangible Capital to Total Assets were 9.8% and 7.4% respectively. On a proforma basis, including 25% of TARP proceeds, these o owned ratios were 10.2% and 7.8%, respectively.

---------------------------

FUNDING AND LIQUIDITY
o FUNDING ACTIVITIES: Notwithstanding the difficult conditions in the financial markets during 4Q '08 the Company raised amounts in excess of its requirements in the quarter by accessing a variety of funding sources.
- DEPOSITS. The Company raised $6.2B of deposits within its brokered retail certificate of deposit ("CD") program, launched in October 2008, through its American Express Centurion Bank ("AECB") and American Express Bank, FSB ("AEBFSB") subsidiaries (collectively, the "Banks"), with an average rate of 3.3% and an average duration of 20 months. In addition to the brokered retail CD program, the Banks also offer FDIC-insured deposits (up to a $250,000 balance) to sweep account holders at selected broker-dealer networks. As of December 31, 2008, the Company had accumulated $7.1B of deposits primarily through this program. $3.2B of these deposits were raised during 4Q '08.

- TLGP: AEBFSB issued an aggregate of $5.9B of unsecured debt through its access to the Federal Deposit Insurance Corporation's ("FDIC") Temporary Liquidity Guarantee Program ("TLGP"). The issuance was comprised of three tranches of debt: $750MM with a 2-year maturity and a rate of 85 basis points over 1-month LIBOR, $1.65B with a 3-year maturity and a rate of 98 basis points over 1-month LIBOR, and $3.5B with a 3-year maturity and a fixed rate of 3.15%. The Company believes that the Banks, as FDIC depository institutions, could issue up to $13.3B of senior unsecured debt that would be guaranteed under the TLGP, which is currently scheduled to expire June 30, 2009.

     As a result of these funding activities and the issuance of $23B of term debt during the first nine months of the year, the term funding the Company raised substantially exceeded its 2008 funding needs. It has increased the amount of cash and readily-marketable securities holdings so that they exceeded short-term debt outstanding as of December 31, 2008.

o FUNDING REQUIREMENTS: The maturities of the Company's long-term debt and debt issued in connection with off-balance sheet securitizations for 2009 are as follows:

                                                        Debt Maturities, in billions
                                              -------------------------------------------------
                        Quarter Ending:        Long-Term     Off-Balance Sheet       Total
                        ---------------        ---------     -----------------     -------
                        March 31, 2009             $2.3            $1.5              $3.8
                        June 30, 2009               7.2             0.6               7.8
                        September 30, 2009          2.7             2.7               5.4
                        December 31, 2009           2.9               -               2.9
                                                  -----            ----             -----
                                                  $15.1            $4.8             $19.9
                                                  =====            ====             =====

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     The Company's current funding targets for 2009 are expected to be lower than these debt maturities, primarily reflecting the impact of anticipated continuation of spending-related pressures and credit-related strategies on the Company's cardmember receivables and loans outstanding. The Company believes that through its cash and readily-marketable securities, its ability to access its additional capacity under the TLGP program and its potential to further grow its deposit base, it will satisfy all maturing obligations and fund normal business operations for in excess of a 12-month period in the event that access to the secured and unsecured fixed income capital markets remains unavailable. In addition, there are various other liquidity resources that the Company can draw upon.

-        TARP. The $3.39B of CPP proceeds received January 9, 2009.
- DISCOUNT WINDOW. The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (TAF) program.
- BANK LINES. At December 31, 2008, the Company maintained committed bank lines of credit totaling $11.2B, of which $2.5B was drawn as part of the Company's normal non-U.S. funding activities. The committed facilities have $2.0B of expirations in 2010; $3.2B in 2011 with the remainder in 2012.

- COMMERCIAL PAPER: The Company had continuous access to the commercial paper market throughout the quarter. In addition, the Commercial Paper Financing Facility ("CPFF") became operational on October 27, 2008, and is currently set to expire on April 30, 2009. Through its subsidiary, American Express Credit Corporation ("Credco") the Company is eligible to have up to $14.7B of commercial paper outstanding through the CPFF. At December 31, 2008 the Company had $7.3B commercial paper outstanding, including $4.5B issued under the CPFF.

- CONDUIT. The Company maintains an undrawn committed facility to purchase certificates backed by securitized credit card receivables up to $5B.

OTHER ITEMS OF NOTE
o DELTA AIR LINES PARTNERSHIP EXTENSION: On December 9, 2008, the Company announced that it had agreed to a 7 year extension of its exclusive co-brand credit card partnerships with Delta, as well as other partnership arrangements, including MR, merchant acceptance and travel.
     As part of this agreement, the Company agreed to purchase $1B in Delta SkyMiles points, which will be used for future point needs under its MR and Co-brand agreements. This was recorded within "other assets" on the Company's Consolidated Balance Sheet. In connection with this announcement, in 4Q '08 the Company recorded a charge of $106MM
     ($66MM after-tax). This reflects an increase in the Company's MR balance sheet reserve to reflect the estimated impact of an increase in the cost per point that the Company will pay to Delta for previously-earned MR points that are expected to be transferred to Delta SkyMiles. This charge was reflected on the "cardmember rewards" expense line within the USCS and GCS segments.

o BANK HOLDING COMPANY: On November 10, 2008, the U.S. Federal Reserve approved the application of the Company, and the Company's subsidiary, American Express Travel Related Services Company, Inc. ("TRS"), to each become a BHC and, as a result, to be regulated by the Federal Reserve. As part of this process, the Company and TRS also each elected to become a financial holding company, a type of BHC that is authorized to engage in additional activities. On November 14, 2008, AECB, a Utah industrial loan company, took the necessary steps to become a "bank" for purposes of the Bank Holding Company Act, thus consummating the Company's and TRS's transition to BHC status. The Company believes that the BHC structure provides it with greater flexibility in a challenging economic environment. It aligns American Express' regulatory status with other companies in the financial services industry, further diversifies the Company's funding sources and access to capital, and further enhances its ability to expand its deposit-taking capabilities.

o RESTRUCTURING PLAN: On October 30, 2008, the Company announced various reengineering initiatives which are expected to produce cost benefits of approximately $1.8B in 2009, which represent reductions from previously anticipated 2009 spending levels. The reengineering plan includes: reducing staffing levels and compensation expenses (expected benefit of $700MM in 2009), cutting operating costs (expected benefit of $125MM in
     2009) and scaling back investment spending (expected benefit of $1B in
     2009). The Company began the execution and implementation of this plan in 4Q '08, and as such, recorded a restructuring charge of $404MM ($262MM after-tax), primarily associated with severance and other costs related to the elimination of approximately 7,000 jobs or about 10 percent of the Company's worldwide workforce. This charge, in addition to other reengineering costs of $17MM ($11MM after-tax), are reflected within various operating expense lines, with $30MM recorded in USCS, $84MM in ICS, $136MM in GCS, $28MM in GNMS and $143MM in Corporate & Other.

o VISA AND MASTERCARD LITIGATION SETTLEMENTS: In November of 2004 the Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company announced that it had reached an agreement with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants have been removed and the case is now dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard. The total of more than $4.0B represents the largest antitrust settlement in U.S. history. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11. The Company has recognized $70MM from Visa in each of the four quarters of 2008 and $150MM from MasterCard in both 3Q '08 and 4Q '08 pursuant to these agreements.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

     The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company believes it is positioned to meet. Payments earned through December 2008 have been recorded as a reduction to the "other, net" expense line within the Corporate & Other segment.

o ACQUISITION OF CPS: On March 28, 2008, the Company completed its purchase of GE's commercial card and corporate purchasing business unit, CPS, for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. The Company believes that this acquisition will be additive to revenue growth, and will have a minor dilutive impact on both EPS and ROE in the early years following the transaction. This dilution estimate assumes the cash used for the purchase price would otherwise have been used for the repurchase of American Express common shares.

     In 1Q '08 the cash payment, total receivables of $1.3B and goodwill and other intangible assets of $1.0B related to the transaction were reflected on the Consolidated Balance Sheet. As of December 31, 2008 receivables have been recorded within the "other receivables" ($885MM) and "other loans" ($0.1B) lines. As underlying cardmember relationships migrate to AXP products in the future, the associated receivables will be reflected in the "cardmember receivables" and "cardmember lending" lines. As the receivables are related to commercial card relationships, they are reflected within GCS, while the loans related to small business relationships are reflected within the USCS segment. The goodwill and intangible assets are recorded in the other assets line on the Consolidated Balance Sheet, and have been allocated to the GCS ($1.0B) and USCS ($200K) segments, respectively.

o AEB AND AEIDC: On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary that issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. The AEIDC portion of the transaction is expected to be transferred to Standard Chartered through a put/call agreement in 3Q '09.

     As a result of the agreement, beginning with 3Q '07 and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which were not sold) were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. Beginning with 3Q '08 and for all prior periods, AEIDC results, assets and liabilities were removed from the Corporate & Other segment and are also reported within Discontinued Operations on the Company's Consolidated Financial Statements.

     EXPANDED PRODUCTS AND SERVICES

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:
- With Delta, announced a multiyear extension of our exclusive Co-brand Credit Card and other partnership arrangements including American Express MR, merchant acceptance and travel.
- Reopened My WishList, a cyber-storefront famous for making once-in-a-lifetime experiences, such as luxurious travel and other experiential packages, as well as high-end products, including consumer electronics and fashion, available and affordable for Cardmembers.
- Launched a section on the economy for business owners on OPENForum.com, an education and networking resource designed to provide practical, actionable information from business experts, celebrity business owners and best-in-class bloggers and news outlets.
- Announced our premiere partnership with The GRAMMY Museum(SM) as part of our longstanding relationship with AEG, one of the leading sports and entertainment presenters in the world and a wholly owned subsidiary of the Anschutz Company.
- Introduced Business Logo Gift Cards which offers businesses a custom gift option that recipients can redeem as they wish, and an opportunity to celebrate and promote their brand.
- Were named the Official Card Partner of the San Francisco Convention & Visitors Bureau.

     In the GNS business we:
- Partnered with GE Consumer Finance and American Airlines to launch the first American Express airline cobrand card in Japan.
- Partnered with Fidelity Investments to launch an innovative card that gives Cardmembers the opportunity to turn 2% of purchases into a contribution for their Fidelity IRA.
- Partnered with Credit Saison and Takashimaya Credit to add the American Express brand to the department store's credit card portfolio in Japan.
- Announced a partnership with Bank of Georgia through which the bank will issue American Express branded Cards and acquire merchants onto the American Express network.
- Joined with a new partner, Banco Nacional Ultramarino, to launch the first American Express card in Macau in its local currency.
- Expanded our partnership with Mitsubishi UFJ NICOS (MUN) to launch a Korean Air cobrand card, our first cobrand card with MUN.
- Selected Golomt Bank of Mongolia as the exclusive merchant acquirer and processor of American Express transactions in this country.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

(Preliminary)

                             Statements of Income
                                 (GAAP basis)

(Millions, except per share amounts)                                          Quarters Ended           Percentage
                                                                                December 31,            Inc/(Dec)
                                                                         -------------------------     -----------
                                                                            2008           2007
                                                                            ----           ----
         Revenues
            Discount revenue                                              $3,468         $3,912           (11%)
            Net card fees                                                    536            508             6
            Travel commissions and fees                                      444            514           (14)
            Other commissions and fees                                       522            650           (20)
            Securitization income, net                                       199            326           (39)
            Other                                                            566            496            14
                                                                          ------          -----
               Total other revenues                                        5,735          6,406           (10)
                                                                          ------          -----
         Interest income
            Interest and fees on loans                                     1,364          1,735           (21)
            Interest and dividends on investment securities                  168            181            (7)
            Deposits with banks and other                                     36             93           (61)
                                                                          ------          -----
               Total interest income                                       1,568          2,009           (22)
                                                                          ------          -----
         Interest expense
            Deposits                                                          99            170           (42)
            Short-term borrowings                                             77            147           (48)
            Long-term debt                                                   604            738           (18)
            Other                                                             17             36           (53)
                                                                          ------          -----
               Total interest expense                                        797          1,091           (27)
                                                                          ------          -----
                  Net interest income                                        771            918           (16)
                                                                          ------          -----
          Total revenues net of interest expense                           6,506          7,324           (11)
                                                                          ------          -----
          Provisions for losses
             Charge card                                                     426            419             2
             Cardmember lending                                              927            970            (4)
             Other                                                            51             61           (16)
                                                                          ------          -----
               Total                                                       1,404          1,450            (3)
                                                                          ------          -----
          Total revenues net of interest expense after
            provisions for losses                                          5,102          5,874           (13)
                                                                          ------          -----

         Expenses
            Marketing and promotion                                          524            804           (35)
            Cardmember rewards                                             1,088          1,778           (39)
            Cardmember services                                              140            137             2
            Salaries and employee benefits
                                                                           1,660          1,437            16
             Professional services                                           649            646             -
             Occupancy and equipment                                         456            382            19
             Communications                                                  118            119            (1)
             Other, net                                                      307           (587)            #
                                                                          ------          -----
               Total                                                       4,942          4,716             5
                                                                          ------          -----

         Pretax income from continuing operations                            160          1,158           (86)
         Income tax (benefit) provision                                      (78)           300             #
                                                                          ------          -----
         Income from continuing operations                                   238            858           (72)
         Loss from discontinued operations, net of tax                       (66)           (27)            #
                                                                          ------          -----
         Net income                                                         $172           $831           (79)
                                                                          ------          -----

         EPS-Basic
             Income from continuing operations                             $0.21          $0.74           (72)
                                                                          ======          =====
             Loss from discontinued operations                             (0.06)         (0.02)           (#)
                                                                          ======          =====
             Net Income                                                    $0.15          $0.72           (79)
                                                                          ======          =====

         EPS-Diluted
             Income from continuing operations                             $0.21          $0.73           (71)
                                                                          ======          =====
             Loss from discontinued operations                             (0.06)         (0.02)            #
                                                                          ======          =====
             Net Income                                                    $0.15          $0.71           (79)
                                                                          ======          =====

         Average Shares Outstanding
             Basic                                                         1,155          1,157             -
                                                                          ======          =====
             Diluted                                                       1,155          1,178            (2)
                                                                          ======          =====
         # Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

o CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE: Consolidated total revenues net of interest expense decreased 11%, reflecting decreases versus last year of 13% in USCS, 8% in ICS, 7% in GCS and 9% in GNMS. Total revenues net of interest expense decreased due to lower discount revenues, lower total interest income, reduced other commissions and fees, lower securitization income, net and reduced travel commissions and fees, partially offset by lower total interest expense, higher other revenues and increased net card fees. Translation of foreign currency reduced the total revenues net of interest expense growth rate by approximately 4%.

o CONSOLIDATED PROVISIONS FOR LOSSES: Consolidated provisions for losses decreased 3% versus last year, reflecting a decrease of 8% in USCS, and increases of 10% in ICS, 25% in GCS and 29% in GNMS. Provisions decreased primarily due to the non-recurrence of the 4Q '07 credit related charge and the reduction in average owned loans, business volumes and receivables versus last year, which more than offset the impact of increased write-off and delinquency rates in 4Q '08. Translation of foreign currency reduced the provision growth rate by approximately 2%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 5%, reflecting decreases of 15% in USCS, 22% in ICS, and 4% in GNMS, which were more than offset by an 11% increase in GCS and a more than 100% increase in Corporate & Other, primarily due to last year's VISA settlement. The total expense growth reflected higher other, net expenses, greater salaries and employee benefits expense, increased occupancy and equipment and greater cardmember services expenses, which were partially offset by reduced cardmember rewards and lower marketing and promotion expenses. Translation of foreign currency reduced the expense growth rate by approximately 4%.

o    PRE-TAX MARGIN: Was 2.5% in 4Q '08 compared with 15.8% in 4Q '07.

o EFFECTIVE TAX RATE: Was (49%) in 4Q '08, reflecting a tax benefit of $78MM versus a rate of 26% and tax expense of $300MM in 4Q '07. Although each of these periods reflect a generally consistent level of recurring permanent tax benefits, the 4Q '08 tax rate reflects the impact of the benefits on lower pre-tax income, as well as a benefit related to the finalization of state tax returns.

o DISCOUNT REVENUE: Decreased 11% on a 10% decrease in billed business. The greater revenue versus billed business decline reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs.
- The average discount rate* was 2.53% in 4Q '08 versus 2.56% in 3Q '08 and 2.54% in 4Q '07. The decline in the rate versus 3Q '08 reflects the normal seasonal impact of a higher level of retail-related business volumes. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                                  Quarters Ended                  Percentage
                                                                   December 31,                   Inc/(Dec)
                                                         ----------------------------------      -------------
                                                              2008                2007
                                                              ----                ----
        Card billed business* (billions):
          United States                                     $112.7              $123.0               (8%)
          Outside the United States                           47.8                54.5              (12)
                                                            ------              ------
          Total                                             $160.5              $177.5              (10)
                                                            ======              ======
        Total cards-in-force (millions):
          United States                                       54.0                52.3                3
          Outside the United States                           38.4                34.1               13
                                                            ------              ------
          Total                                               92.4                86.4                7
                                                            ======              ======
        Basic cards-in-force (millions):
          United States                                       42.0                40.9                3
          Outside the United States                           33.4                29.2               14
                                                            ------              ------
          Total                                               75.4                70.1                8
                                                            ======              ======
        Average basic cardmember spending**
          United States                                     $2,948              $3,352              (12)
          Outside the United States                         $2,397              $2,914              (18)
          Total                                             $2,792              $3,228              (14)


               * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2008 Earnings Release, American Express Company Selected Statistical Information pages.
              ** Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                                 CONSOLIDATED

     WORLDWIDE BILLED BUSINESS: The 10% decrease in worldwide billed business reflected decreases of 9% in USCS, 14% in ICS, 11% in GCS and a flat level of GNS volume. The table below summarizes selected billed business related statistics for 4Q '08:

                                                                                                     Percentage
                                                                                                 Increase/(Decrease)
                                                                                                    Assuming No
                                                                                                     Changes in
                                                                               Percentage             Foreign
                                                                            Increase/(Decrease)    Exchange Rates
                                                                            ------------------    ------------------
             WORLDWIDE*
                 Total billed business                                              (10%)                (5%)
                 Proprietary billed business                                         (11)                 (7)
                 GNS                                                                   -                  11
                 Average spending per proprietary basic card                         (14)                (10)
                 Basic cards-in-force                                                  8
             U.S.*
                 Billed business                                                      (8)
                 Average spending per proprietary basic card                         (12)
                 Basic cards-in-force                                                  3
                 Proprietary consumer card billed business**                         (12)
                 Proprietary small business billed business**                         (3)
                 Proprietary Corporate Services billed business***                    (6)
             OUTSIDE THE U.S.*
                 Billed business                                                     (12)                  3
                 Average spending per proprietary basic card
                                                                                     (18)                 (4)
                 Basic cards-in-force                                                 14
                 Proprietary consumer and small business billed
                  business****                                                       (14)                  1
                 Proprietary Corporate Services billed business***                   (18)                 (3)

     * Captions not designated as "proprietary" include both proprietary and GNS data.
    **  Included in USCS.
   ***  Included in GCS.
  ****  Included in ICS.

-- U.S. non-T&E-related volume categories (which represented approximately 74% of total U.S. billed business) declined 6%, while T&E volumes declined 10%.
-- U.S. airline-related volume, which represented approximately 8% of total U.S. volumes during the quarter, decreased 10% due to a 9% decrease in the average airline charge and a 1% decline in airline transactions.
-- Worldwide airline volumes, which represented approximately 9% of total volumes during the quarter, decreased 18% due to a 16% decrease in the average airline charge and a 2% decline in airline transactions.
-- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in the mid-single digits in Latin America and in the low-single digits in Canada, and declines in the low-single digits in Europe and Asia Pacific.

- TOTAL CARDS-IN-FORCE: Rose 7% worldwide due to an increase of 2% in both USCS and in ICS, a 4% increase in GCS and a 22% increase in GNS. The slower proprietary card growth reflects more modest card acquisition activities and the effect of certain credit-related actions, including the cancellation of approximately 300K inactive cards within our U.S. small business activities.
         -- 600K net cards were added during the quarter in the non-U.S.
            businesses, while net cards in the U.S. declined by 300K.

o NET CARD FEES: Increased 6% primarily due to a higher average fee per proprietary card.

o    TRAVEL COMMISSIONS AND FEES:   Decreased 14%, primarily reflecting a 19%
     decrease in worldwide travel sales.

o OTHER COMMISSIONS AND FEES: Decreased 20% on a lower level of fees related to reduced cardmember spending volumes and average owned loans and a reclass to other revenues in USCS of certain card service-related fees, beginning in 1Q '08.

o SECURITIZATION INCOME, NET: Decreased 39% primarily due to a lower excess spread, net, driven by increased write-offs which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans, lower interest expense due to lower rates paid on investor certificates and the credit-related charge to the fair value of the I/O Strip in 4Q '07. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                                 CONSOLIDATED

- Components of Securitization Income, Net:
                                                                          Quarters Ended              Percentage
                                                                            December 31,              Inc/(Dec)
                                                                  ----------------------------     ---------------
                                                                          2008           2007
                                                                         -----           ----
(millions)

            Excess spread, net*                                            $54           $204            (74)%
            Servicing fees                                                 145            114             27
            Gain on sales from securitizations**                             -              8              #
                                                                      --------       --------
            Total securitization income, net                              $199           $326            (39)
                                                                      --------       --------


         # Denotes variance of more than 100%.
         * Excess spread, net is the net cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.
        ** Excludes a $29MM gain from cardmember loan sales in 4Q '07, reflected in the provisions for losses. There were no sales in 4Q '08.

- The average balance of Cardmember lending securitizations was $29.0B in 4Q '08 compared with $22.7B in 4Q '07.

o OTHER REVENUES: Increased 14%, primarily reflecting the impact of the CPS acquisition, the reclassification from other commissions and fees within USCS and higher network partner-related revenues.

o    TOTAL INTEREST INCOME:  Decreased 22%.

       - INTEREST AND FEES ON LOANS: Decreased 21%, primarily reflecting a lower average owned loan balance and a lower portfolio yield, due to the impact of reduced market interest rates on variably priced assets.

       - INTEREST AND DIVIDENDS ON INVESTMENT SECURITIES: Decreased 7%, primarily reflecting reduced investment yields which more than offset increased liquidity-related investment levels.

- DEPOSITS WITH BANKS AND OTHERS: Decreased 61% primarily due to significantly lower yields.

o    TOTAL INTEREST EXPENSE:  Decreased 27%.

     - DEPOSITS: Decreased 42% due to a lower cost of funds which more than offset increased balances.

     - SHORT-TERM BORROWINGS: Decreased 48% due to a decrease in short-term debt levels and a lower cost of funds.

     - LONG-TERM DEBT: Decreased 18%, primarily reflecting a lower cost of funds driven by reduced market rates on variably priced debt, partially offset by a slight increase in average long-term debt outstanding.

     - OTHER:  Decreased $19MM.

o CHARGE CARD PROVISION FOR LOSSES: Increased 2% as the impact of higher loss and delinquency rates versus last year were partially offset by the 4Q '07 credit-related charge and lower business volume and receivable levels in 4Q '08.

- WORLDWIDE CHARGE CARD:*

-- The write-off and past due rates increased versus last year and last quarter.

                                                            12/08             9/08              12/07
                                                        --------------    -------------     -------------
              USCS Net write-off rate+                        3.5%             3.4%               N/A
              ICS Net loss ratio as a % of charge            0.30%             0.25%             0.21%
              volume
              GCS Net loss ratio as a % of charge            0.14%             0.15%             0.12%
              volume

              USCS 30 days past due as a % of total           3.7%             3.6%               N/A
              ICS 90 days past due as a % of total            3.1%             2.7%               1.8%
              GCS 90 days past due as a % of total            2.7%             1.8%               2.1%

              Worldwide Receivables (billions)               $33.0           $37.6               $40.1
              Reserves (millions)                             $810          $1,134              $1,149
              % of receivables                                2.5%             3.0%               2.9%

             * There are no off-balance sheet Charge Card securitizations.
               Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
             + In 4Q '08, the Company revised the time period in which past due
               U.S. Cardmember receivables are written off. These receivables are now written off when they are 180 days past due, when previously, they were written off when they were 360 days past due. The net write-off rate, reflecting write-offs of principal only, has been presented beginning with 1Q '08 and does not reflect the write off of $341MM incurred upon adopting the 180 day past due write-off policy in 4Q '08. However, this amount is reflected as a write-off reducing the reserve balance in the 4Q '08 reserve roll-forward.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING PROVISION FOR LOSSES: Decreased 4% as the 4Q '07 credit-related charge and a lower average loan balance versus last year were partially offset by higher write-off and delinquency rates in 4Q '08.

- WORLDWIDE LENDING:*
   -- The write-off and past due rates increased versus last year and last quarter.

                                                            12/08             9/08             12/07
                                                        --------------    -------------     -------------
              Net write-off rate                              6.5%             5.8%             3.7%
              30 days past due as a % of loans                4.4%             3.7%             2.8%

              Total Loans (billions)                        $42.2            $45.7             $54.4
              Reserves (millions)                          $2,570           $2,640            $1,831
              % of total loans                                6.1%             5.8%              3.4%
              % of 30 days past due accounts                  137%             154%             119%


              * All lending statistics are presented here on a GAAP or "Owned
               Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2008 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.


o    OTHER PROVISION FOR LOSSES:  Decreased $10MM versus last year.

o MARKETING AND PROMOTION EXPENSES: Decreased 35%, reflecting lower investment spending in 4Q '08 and the incremental business-building costs in 4Q '07.

o CARDMEMBER REWARDS EXPENSE: Decreased 39%, reflecting the 4Q '07 MR-related charge as well as lower volume-driven rewards costs in 4Q '08, partially offset by the 4Q '08 Delta-related charge to the MR balance sheet reserve.

o    CARDMEMBER SERVICES EXPENSES:  Increased 2%.

o SALARIES AND EMPLOYEE BENEFITS EXPENSE: Increased 16% as $347MM of the 4Q '08 restructuring charge related to the Company's reengineering initiatives and higher salaries expense more than offset a reduction in employee-related incentive costs.

o PROFESSIONAL SERVICES EXPENSE:  Was flat versus the prior year.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 19% reflecting the 4Q '08 reengineering costs and higher technology-related servicing costs.

o COMMUNICATIONS EXPENSE:  Decreased 1% versus the prior year.

o OTHER, NET EXPENSE: Increased more than 100% primarily due to the initial Visa litigation settlement payment in 4Q '07, net of litigation expenses and the related contribution to the American Express Charitable Fund, as well as the 4Q '08 expenses related to the CPS acquisition. These were partially offset by the 4Q '08 settlement payments from MasterCard and Visa.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of December 31, 2008, the Company's "tangible common equity" was $9B and its "total adjusted assets" as defined in the Subordinated Debentures, were $156B. As of December 31, 2008, the consolidated assets as reflected on the Company's balance sheet were $126B.


CORPORATE & OTHER

o Net income was $1MM in 4Q '08 compared with $158MM in 3Q '08 and $555MM in 4Q '07.

  - 4Q '08 included:
    -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
    -- $93MM of after-tax expense related to the Company's reengineering initiatives.

  - 3Q '08 included:
    -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
    -- $56MM in tax benefits primarily due to the revision of the Company's estimated annual effective tax rate; and -- $4MM of after-tax expense for reengineering costs.

  - 4Q '07 included:
    -- $700MM of after-tax income due to the initial payment of the Visa litigation settlement;
    -- $46MM of after-tax expense for litigation-related costs;
    -- $31MM of after-tax expense for the contribution to the American
       Express Charitable Fund; and
    -- $4MM of after-tax cost for incremental business-building initiatives.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)                                                                   Quarters Ended                 Percentage
                                                                                 December 31,                  Inc/(Dec)
                                                                       ----------------------------------    ---------------
(millions)                                                                 2008               2007
                                                                       --------            --------
Revenues
    Discount revenue, net card fees and other                                $2,465            $2,720                (9%)
    Securitization income, net                                                  199               326               (39)
    Interest income                                                           1,049             1,402               (25)
    Interest expense                                                            490               739               (34)
                                                                            -------           -------
     Net interest income                                                        559               663               (16)
                                                                            -------           -------
Total revenues net of interest expense                                        3,223             3,709               (13)
                                                                            -------           -------
Provisions for losses                                                         1,051             1,139                (8)
                                                                            -------           -------
Total revenues net of interest expense after provisions for losses            2,172             2,570               (15)
                                                                            -------           -------
Expenses
    Marketing, promotion, rewards and cardmember services                     1,208             1,739               (31)
    Salaries and employee benefits and other operating expenses               1,012               871                16
                                                                            -------           -------
     Total                                                                    2,220             2,610               (15)
                                                                            -------           -------
Pretax segment loss                                                             (48)              (40)               20
Income tax benefit                                                              (52)              (47)               11
                                                                            -------           -------
Segment Income                                                                   $4                $7               (43)
                                                                            =======           =======

STATISTICAL INFORMATION
-----------------------                                        Quarters Ended            Percentage
                                                                December 31,              Inc/(Dec)
                                                          -------------------------      ----------
                                                           2008               2007
                                                          ------             ------
Card billed business (billions)                            $92.0             $101.2          (9%)
Total cards-in-force (millions)                             44.2               43.3           2
Basic cards-in-force (millions)                             32.9               32.3           2
Average basic cardmember spending* (dollars)              $2,758             $3,161         (13)
Segment capital (millions)**                              $4,755             $4,454           7
Return on average segment capital**                         16.8%              40.2%
Return on average tangible segment capital**                17.7%              41.8%

 *   Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix I of the Fourth Quarter/Full Year 2008 Earnings Release for the components of ROE and ROTE.

- BILLED BUSINESS: The 9% decrease in billed business reflects a 13% decrease in average spending per proprietary basic card partially offset by the 2% increase in basic cards-in-force.

          -- Within the U.S. consumer business, billed business decreased 12%; small business volumes declined by 3%.

- TOTAL CARDS-IN-FORCE: Increased by 0.9MM, or 2%, versus last year as more modest card acquisition spending was partially offset by the suppressing effect of credit-related actions, including the cancellation of approximately 300K inactive small business cards.

P&L DISCUSSION:

- SEGMENT INCOME: Decreased to $4MM as total revenues net of interest expense declined 13%, provisions for losses were 8% lower and expenses decreased by 15%.

     -    4Q '08 included:
          -- $96MM ($60MM after-tax) of the Delta-related charge to the MR balance sheet reserve; and
          -- $30MM ($20MM after-tax) of the costs related to the Company's reengineering initiatives.

     -    4Q '07 included:
          --   The $438MM ($274MM after-tax) credit-related charge;
          --   $408MM ($253MM after-tax) of the MR-related charge; and
          --   $84MM ($52MM after-tax) of the incremental business-building costs.

-    PRE-TAX MARGIN: Was (1.5%) in 4Q '08 compared with (1.1%) in 4Q '07.

- EFFECTIVE TAX RATE: Was 108% in 4Q '08 compared with 118% in 4Q '07. The high rates in both periods reflect the impact of allocated tax benefits on pre-tax losses, including the 4Q '08 benefit related to the finalization of state tax returns.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 9% due to lower billed business volumes and lower commissions and fees partially offset by higher net card fees.

- SECURITIZATION INCOME, NET: Decreased 39% primarily due to a lower excess spread, net, driven by increased write-offs which were partially offset by higher finance charges and fees due to a greater average balance of securitized loans, lower interest expense due to lower rates paid on investor certificates and the credit-related charge to the fair value of the I/O Strip in 4Q '07. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

- INTEREST INCOME: Decreased 25% due to a decrease of 19% in the average owned lending balance and lower market interest rate-driven yields.

- INTEREST EXPENSE: Decreased 34% due to a lower market interest rate-driven cost of funds and lower average owned cardmember lending and receivable balances.

- PROVISIONS FOR LOSSES: Decreased 8% due to the 4Q '07 credit-related charge and reduced loan and business volumes in 4Q '08, partially offset by higher write-off and delinquency rates this year.

-    CHARGE CARD: * +

     -- The write-off and past due rates increased versus last year and last quarter.

                                                                12/08            9/08            12/07
                                                             -------------    ------------    ------------
              Total Receivables (billions)                     $17.8            $18.8            $21.4
              Net write-off rate                                 3.5%             3.4%             N/A
              30 days past due as a % of total                   3.7%             3.6%            N/A

-    CARDMEMBER LENDING: **

     -- The write-off and past due rates increased versus last year and last quarter.

                                                                12/08            9/08            12/07
                                                             -------------    -----------     ------------
              Total Loans (billions)                           $32.7            $34.6            $43.3
              Net write-off rate                                 7.0%             6.1%             3.5%
              30 days past due as a % of total                   4.7%             3.9%             2.8%

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
            **Owned basis. See pages 14-15 for "Managed Basis" Cardmember lending information.
             +In 4Q '08, the Company revised the time period in which past due
              U.S. Cardmember receivables are written off. These receivables are now written off when they are 180 days past due, when previously, they were written off when they were 360 days past due. The net write-off rate, reflecting write-offs of principal only, has been presented beginning with 1Q '08 and does not reflect the write-offs of $341MM incurred upon adopting the 180 day past due write-off policy in 4Q '08.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 31% primarily due to the MR-related charge and incremental business-building expenses in 4Q '07 as well as lower marketing and promotion expenses in 4Q '08, partially offset by the 4Q '08 Delta-related charge to the MR balance sheet reserve.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 16% primarily due to the costs related to the Company's reengineering initiatives and higher technology-related investments.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

MANAGED BASIS
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember interest income, cardmember interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                       Quarters Ended                  Percentage
                                                                        December 31,                   Inc/(Dec)
                                                              ----------------------------------    -----------------
     (millions)                                                  2008                2007
                                                              ---------            ---------

-        DISCOUNT REVENUE, NET CARD FEES AND OTHER:
         -----------------------------------------
           Reported for the period (GAAP)                       $2,465              $2,720                   (9%)
           Securitization adjustments                              110                  76                   45
                                                                ------              ------
           Managed discount revenue, net card fees and
           other                                                $2,575              $2,796                 (8)
                                                                ======              ======

-        INTEREST INCOME:
         ---------------
           Reported for the period  (GAAP)                      $1,049              $1,402                  (25)
           Securitization adjustments                              902                 828                    9
                                                                ------              ------
           Managed interest income                              $1,951              $2,230                  (13)
                                                                ======              ======

-        SECURITIZATION INCOME, NET:
         ---------------------------
           Reported for the period (GAAP)                         $199                $326                  (39)
           Securitization adjustments                             (199)               (326)                 (39)
                                                                ------              ------
           Managed securitization income, net                      $ -                 $ -                    -
                                                                ======              ======

-        INTEREST EXPENSE:
         ----------------
           Reported for the period  (GAAP)                        $490                $739                  (34)
           Securitization adjustments                              230                 287                  (20)
                                                                ------              ------
           Managed interest expense                               $720              $1,026                  (30)
                                                                ======              ======

-        PROVISIONS FOR LOSSES:
         ----------------------
           Reported for the period (GAAP)                       $1,051              $1,139                   (8)
           Securitization adjustments                              577                 263                    #
                                                                ------              ------
           Managed provisions for losses                        $1,628              $1,402                   16
                                                                ======              ======
 # Denotes variance of more than 100%.

MANAGED P&L DISCUSSION

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 8% largely due to lower billed business volumes and lower commissions and fees partially offset by higher net card fees.

- INTEREST INCOME: Decreased 13% primarily due to lower market interest rate-driven yields.

- INTEREST EXPENSE: Decreased 30% due to a lower market interest rate-driven cost of funds and a lower average managed cardmember receivable balance.

- PROVISIONS FOR LOSSES: Increased 16% due to higher write-off and delinquency rates this year partially offset by the 4Q '07 credit-related charge and reduced loan and business volumes in 4Q '08.

     -    CARDMEMBER LENDING: *

          -- The write-off and past due rates increased versus last year and last quarter.

                                                                12/08            9/08             12/07
                                                              -----------     ------------    ------------
              Total Loans (billions)                             $62.4           $64.3           $65.9
              Net write-off rate                                   6.7%            5.9%            3.4%
              30 days past due as a % of total                     4.7%            3.9%            2.8%

               * Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)                                                                   Quarters Ended                   Percentage
                                                                                 December 31,                    Inc/(Dec)
                                                                       -------------- ---- --------------     -----------------
(millions)                                                                 2008                2007
                                                                         -------           -------
Revenues
    Discount revenue, net card fees and other                               $864              $967               (11%)
                                                                         -------           -------
    Interest income                                                          427               478               (11)
    Interest expense                                                         193               256               (25)
                                                                         -------           -------
      Net interest income                                                    234               222                 5
                                                                         -------           -------
Total revenues net of interest expense                                     1,098             1,189                (8)
                                                                         -------           -------
Provisions for losses                                                        243               220                10
                                                                         -------           -------
Total revenues net of interest expense after provisions for losses           855               969               (12)
                                                                         -------           -------
Expenses
    Marketing, promotion, rewards and cardmember services                    303               638               (53)
    Salaries and employee benefits and other operating expenses              590               512                15
                                                                         -------           -------
      Total                                                                  893             1,150               (22)
                                                                         -------           -------
Pretax segment loss                                                          (38)             (181)              (79)
Income tax benefit                                                           (74)             (113)              (35)
                                                                         -------           -------
Segment income (loss)                                                        $36              ($68)                #
                                                                         =======           =======

# Denotes a variance of more than 100%.

STATISTICAL INFORMATION

                                                               Quarters Ended                Percentage
                                                                December 31,                  Inc/(Dec)
                                                         ------------------------------     --------------
                                                           2008                2007
                                                         -------             -------
Card billed business (billions)                            $24.2              $28.2           (14%)
Total cards-in-force (millions)                             16.3               16.0             2
Basic cards-in-force (millions)                             11.4               11.3             1
Average basic cardmember spending* (dollars)              $2,109             $2,515           (16)
Segment capital (millions)**                              $1,985             $2,062            (4)
Return on average segment capital**                         16.7%              15.3%
Return on average tangible segment capital**                22.6%              21.4%

*Proprietary cards only.

**Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix I of the Fourth Quarter/Full Year 2008 Earnings Release for the components of ROE and ROTE.

     - BILLED BUSINESS: The 14% decrease in billed business reflects a 16% decrease in average spending per proprietary basic card partially offset by a 1% increase in basic cards-in-force.
          -- Adjusting for the impacts of foreign exchange translation, billed business increased 1% and average spending per proprietary basic card-in-force decreased 2%. Volume changes within the major geographic regions ranged from a flat level to single-digit growth.

     -    TOTAL CARDS-IN-FORCE: Increased by 300K, or 2%, versus last year.

P&L DISCUSSION

- SEGMENT RESULTS: Reflected income of $36MM this year versus a loss of $68MM last year. Total revenues net of interest expense decreased 8%, provisions for losses increased 10% and expenses declined by 22%. Both the revenue and expense declines were inflated by the translation of foreign currency.

     - 4Q '08 included $84MM ($55MM after-tax) of costs related to the Company's reengineering initiatives.

     -    4Q '07 included:
          --   $216MM ($138MM after-tax) of the MR-related charge;
          --   $20MM ($12MM after-tax) of the incremental business-building costs; and
          --   $9MM ($6MM after-tax) of reengineering costs.

-        PRE-TAX MARGIN:  Was (3.5%) in 4Q '08 compared with (15.2%) in 4Q '07.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                           INTERNATIONAL CARD SERVICES

- EFFECTIVE TAX RATE: Was 195% in 4Q '08 compared with 62% in 4Q '07. The high rates in both periods reflect the impact of allocated tax benefits ($74MM in 4Q '08 and $113MM in 4Q '07) on pre-tax losses. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 11% driven primarily by the lower level of card spending, decreased other commissions and fees and lower travel commissions and fees, partially offset by higher other revenues.

- INTEREST INCOME: Decreased 11% on a 9% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

- INTEREST EXPENSE: Decreased 25% on lower volumes and average receivable balances and a decreased cost of funds.

- PROVISIONS FOR LOSSES: Increased 10% primarily due to higher delinquency and write-off rates partially offset by the lower loan and business volumes.

     -    CHARGE CARD: *
          -- The loss ratio and past due rates increased versus last year and last quarter.

                                                          12/08            9/08           12/07
                                                       ------------     -----------     -----------
              Total Receivables (billions)                $5.6             $6.1            $6.6
              Net loss ratio as a % of charge volume      0.30%            0.25%           0.21%
              90 days past due as a % of total             3.1%             2.7%            1.8%

-        CARDMEMBER LENDING: *
          -- The write-off and past due rates increased versus last year. Compared to last quarter the write-off rate was flat while the past due rate rose.

                                                          12/08            9/08           12/07
                                                       ------------     -----------     -----------
              Cardmember Loans (billions)                 $9.5            $11.1           $11.2
              Net write-off rate                           5.1%             5.1%            4.4%
              30 days past due as a % of total             3.6%             3.3%            2.8%

              *There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 53% reflecting the 4Q '07 MR-related charge and incremental business-building costs and lower marketing and promotion spending in 4Q '08.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 15% primarily due to higher salaries and employee benefits expense and other operating expense, reflecting the 4Q '08 restructuring charge related to the Company's reengineering initiatives, as well as increased other operating expenses.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)                                                                  Quarters Ended            Percentage
                                                                                December 31,              Inc/(Dec)
                                                                         ------------------------       --------------
(millions)                                                                 2008              2007
                                                                         ------            ------

Revenues
    Discount revenue, net card fees and other                            $1,150            $1,245               (8%)
                                                                         ------            ------
    Interest income                                                          30                49              (39)
    Interest expense                                                        136               166              (18)
                                                                         ------            ------
      Net interest income                                                  (106)             (117)              (9)
                                                                         ------            ------
Total revenues net of interest expense                                    1,044             1,128               (7)
                                                                         ------            ------
 Provisions for losses                                                       69                55               25
                                                                         ------            ------
Total revenues net of interest expense after provisions for losses          975              1,073              (9)
                                                                         ------            ------
Expenses
    Marketing, promotion, rewards and cardmember services                    79               135              (41)
    Salaries and employee benefits and other operating expenses             955               794               20
                                                                         ------            ------
      Total                                                               1,034               929               11
                                                                         ------            ------
Pretax segment (loss) income                                                (59)              144                #
Income tax (benefit) provision                                              (41)               34                #
                                                                         ------            ------
Segment (loss) income                                                      ($18)              $110               #
                                                                         ======            ======

# Denotes a variance of more than 100%.

STATISTICAL INFORMATION

                                                                              Quarters Ended              Percentage
                                                                               December 31,               Inc/(Dec)
                                                                        -------------------------       --------------
                                                                          2008              2007
                                                                        -------           -------
Card billed business (billions)                                           $28.7             $32.2              (11%)
Total cards-in-force (millions)                                             7.1               6.8                4
Basic cards-in-force (millions)                                             7.1               6.8                4
Average basic cardmember spending* (dollars)                             $4,070            $4,695              (13)
Segment capital (millions)**                                             $3,539            $2,239               58
Return on average segment capital**                                        15.4%             25.3%
Return on average tangible segment capital**                               33.4%            43.3%

* Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix I of the Fourth Quarter/Full Year 2008 Earnings Release for the components of ROE and ROTE.

     - BILLED BUSINESS: The 11% decrease in billed business reflects a 13% decline in average spending per proprietary basic card partially offset by a 4% increase in basic cards-in-force.

          -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card-in-force decreased 5% and 8%, respectively. Volume decreases of 6% within the U.S. compared to results within other major geographic regions ranging from a mid-single digit decline to growth of 9%.

     -    TOTAL CARDS-IN-FORCE: Increased by 300K, or 4%, versus last year.

P&L DISCUSSION

- SEGMENT RESULTS: Reflected a loss of $18MM this year versus income of $110MM last year. Total revenues net of interest expense decreased 7%, provisions for losses increased 25% and expenses rose by 11%. Both the revenues and expenses reflect the translation impact of a comparatively stronger dollar, as well as the inclusion of the CPS acquisition this year.

     -    4Q '08 included:
          -- $136MM ($88MM after-tax) of the costs related to the Company's reengineering initiatives; and

          -- $10MM ($6MM after-tax) of the Delta-related charge to the balance sheet reserve.

     -    4Q '07 included:
          --   $61MM ($39MM after-tax) of the MR-related charge; and
          --   $5MM ($3MM after-tax) of reengineering costs.

     -    PRE-TAX MARGIN: Was (5.7%) in 4Q '08 compared with 12.8% in 4Q '07.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

     - EFFECTIVE TAX RATE: Was 69% in 4Q '08 compared with 24% in 4Q '07. The 4Q '08 rate reflects the impact of allocated tax benefits on a pre-tax loss, including the benefit related to the finalization of state tax returns.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 8% driven primarily by the lower level of card spending, as well as lower travel commissions and fees and other commissions and fees partially offset by higher other revenues from the CPS acquisition.

-    INTEREST INCOME: Decreased 39% driven by lower deposit-related income.

- INTEREST EXPENSE: Decreased 18% due to lower average receivables partially offset by the cost of funding the CPS acquisition.

- PROVISIONS FOR LOSSES: Increased 25%, primarily reflecting higher loss and past due rates partially offset by lower business volumes.

-    CHARGE CARD: *

     -- The loss ratio increased versus last year but decreased versus last quarter. The past due rate increased versus last year and last quarter.

                                                          12/08            9/08           12/07
                                                       ------------     -----------     -----------
              Total Receivables (billions)                $9.4            $12.5           $11.4
              Net loss ratio as a % of charge volume      0.14%           0.15%           0.12%
              90 days past due as a % of total            2.7%             1.8%            2.1%

              * There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 41%, reflecting the 4Q '07 MR-related charge, partially offset by the Delta-related charge to the MR balance sheet reserve this year.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 20% primarily due to greater salaries and employee benefits expense and increased other operating expenses, reflecting the restructuring charge related to the Company's reengineering initiatives and operating expenses related to the CPS acquisition.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2008 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)


(Preliminary)                                                                  Quarters Ended               Percentage
                                                                                December 31,                Inc/(Dec)
                                                                        -------------------------         -------------
(millions)                                                                 2008              2007
                                                                        -------           -------
Revenues
    Discount revenue, fees and other                                       $893              $961                (7%)
                                                                        -------           -------
    Interest income                                                           1                 1                 -
    Interest expense                                                        (51)              (79)              (35)
                                                                        -------           -------
      Net interest income                                                    52                80               (35)
                                                                        -------           -------
Total revenues net of interest expense                                      945             1,041                (9)
                                                                        -------           -------
Provisions for losses                                                        36                28                29
                                                                        -------           -------
Total revenues net of interest expense after provisions for losses          909             1,013               (10)
                                                                        -------           -------
Expenses
    Marketing and promotion                                                 118               165               (28)
    Salaries and employee benefits and other operating expenses             488               469                 4
                                                                        -------           -------
      Total                                                                 606               634                (4)
                                                                        -------           -------
Pretax segment income                                                       303               379               (20)
Income tax provision                                                         88               125               (30)
                                                                        -------           -------
Segment income                                                             $215              $254               (15)
                                                                        =======           =======

  STATISTICAL INFORMATION                                                      Quarters Ended             Percentage
                                                                                December 31,               Inc/(Dec)
                                                                        ---------------------------     -------------
                                                                          2008             2007
                                                                         ------           ------
  Global card billed business* (billions)                                $160.5            $177.5            (10%)
  Segment capital (millions)**                                           $1,441            $1,170             23
  Return on average segment capital**                                      75.5%             90.7%
  Return on average tangible segment capital**                             77.6%             93.4%

  Global Network Services:
  Card billed business (billions)                                         $16.0             $16.0              -
  Total cards-in-force (millions)                                          24.8              20.3             22

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.
** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix I of the Fourth Quarter/Full Year 2008 Earnings Release for the components of ROE and ROTE.

P&L DISCUSSION

- SEGMENT INCOME: Decreased 15% as total revenues net of interest expense declined 9%, provisions for losses increased by $8MM and expenses decreased by 4%. Both the revenue and expense declines were inflated by the translation impact of a comparatively stronger dollar.

     - 4Q '08 included $28MM ($17MM after-tax) of the costs related to the Company's reengineering initiatives.

     -    4Q '07 included:
          --   $33MM ($20MM after-tax) of the incremental business-building costs; and
          --   $2MM ($1MM after-tax) of reengineering costs.

     -    PRE-TAX MARGIN: Was 32.1% in 4Q '08 compared with 36.4% in 4Q '07.

- EFFECTIVE TAX RATE: Was 29% in 4Q '08 compared with 33% in 4Q '07. The 4Q '08 rate includes the allocated benefit related to the finalization of state tax returns.

- DISCOUNT REVENUE, FEES AND OTHER REVENUE: Decreased 7%, reflecting a decline in merchant-related revenues, primarily from the 10% decrease in global card billed business, partially offset by higher GNS-related revenues.

-    INTEREST INCOME: Was flat versus the prior year.

- INTEREST EXPENSE: The expense credit decreased 35% due to a lower rate-driven interest credit, primarily in the U.S., related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit as well as lower volumes.

-        PROVISIONS FOR LOSSES:  Increased $8MM.

- MARKETING AND PROMOTION EXPENSES: Decreased 28% reflecting the incremental business-building costs in 4Q '07 and lower brand-related marketing and promotion expenses in 4Q '08.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 4% primarily due to greater salaries and employee benefits expense and other operating expenses which reflect the 4Q '08 restructuring charge related to the Company's reengineering initiatives, partially offset by lower professional services expenses.

                           AMERICAN EXPRESS COMPANY
                        FULL YEAR QUARTER 2008 OVERVIEW
                                 CONSOLIDATED

  (Preliminary)

                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Millions, except per share amounts)                                         Years Ended            Percentage
                                                                             December 31,           Inc/(Dec)
                                                                      ---------------------------   ----------
                                                                         2008              2007
                                                                      --------           --------
Revenues
    Discount revenue                                                   $15,025            $14,596         3%
    Net card fees                                                        2,150              1,919        12
    Travel commissions and fees                                          2,010              1,926         4
    Other commissions and fees                                           2,307              2,417        (5)
    Securitization income, net                                           1,070              1,507       (29)
    Other                                                                2,157              1,751        23
                                                                      --------           --------
      Total other revenues                                              24,719             24,116         3
                                                                      --------           --------
Interest income
    Interest and fees on loans                                           6,159              6,351        (3)
    Interest and dividends on investment securities                        771                673        15
    Deposits with banks and other                                          271                400       (32)
                                                                      --------           --------
      Total interest income                                              7,201              7,424        (3)
                                                                      --------           --------
Interest expense
    Deposits                                                               518                589       (12)
    Short-term borrowings                                                  497                733       (32)
    Long-term debt                                                       2,439              2,565        (5)
    Other                                                                  101                 94         7
                                                                      --------           --------
      Total interest expense                                             3,555              3,981       (11)
                                                                      --------           --------
        Net interest income                                              3,646              3,443         6
                                                                      --------           --------
Total revenues net of interest expense                                  28,365             27,559         3
                                                                      --------           --------
Provisions for losses
    Charge card                                                          1,363              1,140        20
    Cardmember lending                                                   4,231              2,761        53
    Other                                                                  204                202         1
                                                                      --------           --------
      Total                                                              5,798              4,103        41
                                                                      --------           --------
Total revenues net of interest expense after provisions for
 losses                                                                 22,567             23,456        (4)
                                                                      --------           --------

Expenses
    Marketing and promotion                                              2,430              2,562        (5)
    Cardmember rewards                                                   4,389              4,777        (8)
    Cardmember services                                                    542                478        13
    Salaries and employee benefits                                       6,090              5,438        12
    Professional services                                                2,413              2,280         6
    Occupancy and equipment                                              1,641              1,436        14
    Communications                                                         466                461         1
    Other, net                                                           1,123                330         #
                                                                      --------           --------
      Total                                                             19,094             17,762         7
                                                                      --------           --------

Pretax income from continuing operations                                 3,473              5,694       (39)
Income tax provision                                                       670              1,568       (57)
                                                                      --------           --------
Income from continuing operations                                        2,803              4,126       (32)
Loss from discontinued operations, net of tax                             (172)              (114)       51
Net income                                                              $2,631             $4,012       (34)
                                                                      ========           ========

EPS-Basic
    Income from continuing operations                                    $2.43              $3.52       (31)
                                                                      ========           ========
    Loss from discontinued operations                                    (0.15)             (0.10)       50
                                                                      ========           ========
    Net Income                                                           $2.28              $3.42       (33)
                                                                      ========           ========

EPS-Diluted
    Income from continuing operations                                    $2.42              $3.45       (30)
                                                                      ========           ========
    Loss from discontinued operations                                    (0.15)             (0.09)       67
                                                                      ========           ========
    Net Income                                                           $2.27              $3.36       (32)
                                                                      ========           ========

Average Shares Outstanding
    Basic                                                                1,154              1,173        (2)
                                                                      ========           ========
    Diluted                                                              1,157              1,196        (3)
                                                                      ========           ========

# Denotes variance of more than 100%

OVERVIEW

-    2008 Income from continuing operations included:
     - A $600MM ($374MM after-tax) addition to lending credit reserves in 2Q '08;
     - $449MM ($291MM after-tax) of total reengineering costs, primarily reflecting the restructuring charge related to the Company's reengineering initiatives in 4Q '08;
     - A $220MM ($138MM after-tax) reduction to the fair market value of the Company's I/O Strip; and
     - A $106MM ($66MM after-tax) charge in 4Q '08 reflecting an increase in the Company's MR balance sheet reserve, in connection with the Company's extension of its partnership arrangements with Delta.

-    2007 Income from continuing operations included:
     - A $1.13B ($700MM after-tax) initial payment in 4Q '07 as part of the Visa litigation settlement, and in light of the settlement:
          --   $143MM ($89MM after-tax) of incremental business-building costs;
          --   $74MM ($46MM after-tax) of Visa litigation-related costs; and
          --   A $50MM ($31MM after-tax) contribution to the American Express
               Charitable Fund.
     - An $80MM ($50MM after-tax) net benefit in 1Q '07 from the initial adoption of a new accounting standard, SFAS No. 155, that required the Company to record changes in the fair market value of the I/O Strip in the income statement;
     - A $63MM ($39MM after-tax) gain in 1Q '07 relating to amendments to the Company's U.S. pension plans that reduced projected pension obligations to participants;
     - A $685MM ($430MM after-tax) charge in 4Q '07 to increase the MR liability to incorporate an actuarial based approach which increased the global ultimate redemption rate assumption for current program participants to approximately 90 percent;
     - A $438MM ($274MM after-tax) credit-related charge in 4Q '07 to increase the worldwide lending reserve coverage ratio to reflect deterioration of credit indicators in the latter part of 2007;
     - $68MM ($42MM after-tax) of increased marketing and promotion expenditures in 2Q '07, above the level originally planned for that quarter; and
     -    $66MM ($43MM after-tax) of reengineering costs.

- Including discontinued operations, diluted EPS on a net income basis of $2.27 decreased 32% versus last year. 2008 results reflected $172MM of losses from discontinued operations versus $114MM of losses last year, primarily reflecting mark-to-market adjustments and sales within the AEIDC investment portfolio for each respective period.

- CAPITAL DISTRIBUTED TO SHAREHOLDERS: During 2008 we distributed 35% of capital generated to shareholders through quarterly dividends and share repurchases. On a cumulative basis, since 1994, we have distributed 69% of capital generated through share repurchases and dividends.

     - SHARE REPURCHASES: 5MM shares were repurchased in 2008 versus 60MM shares in 2007. Share repurchases were suspended during 1Q '08 in light of the uncertain U.S. economic environment.

                                                                            Millions of Shares
                                                                          --------------------
     -    ACTUAL SHARE ACTIVITY:                                          2008             2007
          ----------------------                                          ----             ----
           Shares outstanding - beginning of period                       1,158            1,199
           Repurchase of common shares                                       (5)             (60)
           Employee benefit plans, compensation and other                     7               19
                                                                          -----            -----
           Shares outstanding - end of period                             1,160            1,158
                                                                          =====            =====

FINANCIAL RESULTS

- CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE: Consolidated total revenues net of interest expense increased 3%, reflecting a decrease versus last year of 2% in USCS, and increases of 10% in ICS, 10% in GCS and 6% in GNMS. Total revenues net of interest expense increased due to greater discount revenues, lower total interest expense, higher other revenues, increased net card fees and greater travel commissions and fees, partially offset by lower securitization income, net, decreased interest income and lower other commissions and fees. Translation of foreign currency had a minimal impact on the total revenues net of interest expense growth rate.

- CONSOLIDATED PROVISIONS FOR LOSSES: Consolidated provisions for losses increased 41% versus last year, reflecting increases of 46% in USCS, 27% in ICS, 42% in GCS and 23% in GNMS. Provisions rose primarily due to the difficult credit environment, which led to increased write-off and delinquency rates versus last year. Translation of foreign currency had a minimal impact on the provision growth rate.

- CONSOLIDATED EXPENSES: Consolidated expenses increased 7%, reflecting increases of 1% in USCS, 6% in ICS, and 13% in both GCS and in GNMS. The total expense growth reflected higher other, net expense, greater salaries and employee benefits expense, higher occupancy and equipment expense, increased professional services costs and greater cardmember services expense, partially offset by decreased cardmember rewards expense and lower marketing and promotion expense. Translation of foreign currency had a minimal impact on the expense growth rate.

-       PRE-TAX MARGIN:  Was 12.2% in 2008 compared with 20.7% in 2007.

- EFFECTIVE TAX RATE: Was 19% in 2008 compared with 28% in 2007. The rates for each of these years reflect tax benefits related to the resolution of certain prior years' tax items and in 2008 a relatively lower level of pre-tax income.

- DISCOUNT REVENUE: Rose 3% on a 6% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs.

     -    The average discount rate* was 2.55% in 2008 versus 2.56% in 2007.

                                                                    Years Ended              Percentage
                                                                   December 31,                Inc/(Dec)
                                                         ----------------------------      ----------------
                                                           2008               2007
                                                          -----               -----
        Card billed business* (billions):
           United States                                 $471.1              $459.3               3%
           Outside the United States                      212.2               188.0              13
                                                         -------              ------
           Total                                         $683.3              $647.3               6
                                                          ======              ======
        Average basic cardmember spending**
           United States                                $12,495             $12,856              (3)
           Outside the United States                    $10,837             $10,251               6
           Total                                        $12,025             $12,106              (1)

     * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2008 Earnings Release, American Express Company Selected Statistical Information pages.
     **   Proprietary card activity only.

- WORLDWIDE BILLED BUSINESS: The 6% increase in worldwide billed business reflected increases of 2% in USCS, 8% in ICS, 6% in GCS and 27% in GNS volume. The table below summarizes selected billed business related statistics for 2008:

                                                                                                   Percentage
                                                                                                Increase/(Decrease)
                                                                                                  Assuming No
                                                                                                   Changes in
                                                                             Percentage             Foreign
                                                                         Increase/(Decrease)     Exchange Rates
                                                                         -------------------    ------------------
             WORLDWIDE*
                 Total billed business                                            6%                    5%
                 Proprietary billed business                                      4                    3
                 GNS                                                             27                    27
                 Average spending per proprietary basic card                     (1)                   (1)
             U.S.*
                 Billed business                                                  3
                 Average spending per proprietary basic card                     (3)
                 Proprietary consumer card billed business**                     (1)
                 Proprietary small business billed business**                     7
                 Proprietary Corporate Services billed business***                4
             OUTSIDE THE U.S.*
                 Billed business                                                 13                    12
                 Average spending per proprietary basic card                      6                     4
                 Proprietary consumer and small business billed                   8                     7
                 business****
                 Proprietary Corporate Services billed business***                9                     8

                  * Captions not designated as "proprietary"
                    include both proprietary and GNS data.
                 ** Included in USCS.
                *** Included in GCS.
               **** Included in ICS.

     -- U.S. non-T&E-related volume categories (which represented approximately 70% of total U.S. billed business) grew 5%, while T&E volumes rose 2%.
     -- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the year, increased 5% due to a 5% increase in the average airline charge while transactions were flat.
     -- Worldwide airline volumes, which represented approximately 11% of total volumes during the year, increased 3% on 2% growth in transactions and a 1% increase in the average airline charge.
     -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Asia Pacific, Canada and Europe in the mid single-digits, and growth in Latin America in the low double-digits.

- NET CARD FEES: Increased 12% primarily reflecting a higher average fee per proprietary card.

- TRAVEL COMMISSIONS AND FEES: Increased 4%, primarily reflecting a 3% increase in worldwide travel sales.

- OTHER COMMISSIONS AND FEES: Decreased 5% due to the reclass to other revenues in USCS of certain card service-related fees beginning in 1Q '08, and a lower level of fees related to a lower average balance of owned loans, which were partially offset by increased assessment revenues.

- SECURITIZATION INCOME, NET: Decreased 29% primarily due to a lower excess spread, net, driven by increased write-offs, charges to the fair value of the I/O Strip and a net loss on sales compared to net gains in the prior year. These impacts were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates.

     -   Components of Securitization Income, Net:

                                                                            Years Ended           Percentage
                                                                            December 31,          Inc/(Dec)
                                                                  ----------------------------   ------------
                                                                      2008            2007
                                                                      ----            ----
            (millions)
            Excess spread, net*                                       $544            $1,025          (47%)
            Servicing fees                                             543               425           28
            (Losses) Gains on sales from securitizations**             (17)               57            #
                                                                    ------            ------
            Total securitization income, net                        $1,070            $1,507          (29)
                                                                    ======            ======

        #  Denotes variance of more than 100%.
        * Excess spread, net is the net cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.
        ** Excludes $446MM and ($177MM) of impact from cardmember loan sales and maturities in 2008, respectively, as well as $144MM and ($84MM) of impact from cardmember loan sales and maturities in 2007, respectively, reflected in the provisions for losses.

     - The average balance of Cardmember lending securitizations was $27.1B in 2008 compared with $21.2B in 2007.

- OTHER REVENUES: Increased 23%, primarily reflecting the benefits of the CPS acquisition, higher network and partner-related revenues, a reclassification from other commissions and fees within USCS beginning in 1Q '08 and greater foreign exchange-related revenues.

-    TOTAL INTEREST INCOME:  Decreased 3%.

     - INTEREST AND FEES ON LOANS: Decreased 3% primarily reflecting a lower portfolio yield, due to the impact of reduced market interest rates on variably priced assets, partially offset by a slightly higher average owned loan balance.

     - INTEREST AND DIVIDENDS ON INVESTMENT SECURITIES: Increased 15%, primarily reflecting higher liquidity-related investment levels which more than offset the impact of reduced investment yields.

     - DEPOSITS WITH BANKS AND OTHER: Decreased 32%, as lower yields more than offset higher deposit balances.

-    TOTAL INTEREST EXPENSE:  Decreased 11%.

     - DEPOSITS: Decreased 12%, primarily due to a lower cost of funds which more than offset increased balances.

     - SHORT-TERM BORROWINGS: Decreased 32%, primarily due to a lower cost of funds and a decrease in average short-term debt.

     - LONG-TERM DEBT: Decreased 5%, primarily reflecting a lower cost of funds driven by reduced market rates on variably priced debt, partially offset by an increase in average long-term debt outstanding.

     -   OTHER:  Increased 7%.

- CHARGE CARD PROVISION FOR LOSSES: Increased 20% primarily due to higher loss and delinquency rates versus last year, partially offset by the 4Q '07 credit-related charge.

- CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 53% due to higher write-off and delinquency rates and higher average owned loan balances.
     -   The lending net write-off rate was 5.5% in 2008 versus 3.5% in 2007.*
         * All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2008 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

-    OTHER PROVISION FOR LOSSES:  Increased 1%.

- MARKETING AND PROMOTION EXPENSES: Decreased 5%, reflecting decreased investments versus 2007 which included the incremental business-building costs in 2Q '07 and 4Q '07.

- CARDMEMBER REWARDS EXPENSE: Decreased 8%, reflecting the 4Q '07 MR-related charge, which was partially offset by the 4Q '08 Delta-related charge to the MR balance sheet reserve and higher volume-driven rewards costs.

-    CARDMEMBER SERVICES EXPENSES:  Increased 13%.

- SALARIES AND EMPLOYEE BENEFITS EXPENSE: Increased 12% reflecting the 4Q '08 restructuring charge related to the Company's reengineering initiatives, an increase in average headcount, greater merit and salesforce-related incentive costs and the 1Q '07 pension-related gain.

- PROFESSIONAL SERVICES EXPENSE: Increased 6% primarily due to higher technology-related consulting and credit and collection expenses.

- OCCUPANCY AND EQUIPMENT EXPENSE: Rose 14% on higher technology-related costs and rent and lease expenses reflecting the 4Q '08 reengineering costs.

-    COMMUNICATIONS EXPENSE:  Increased 1%.

- OTHER, NET EXPENSE: Increased more than 100% primarily due to the initial Visa litigation settlement payment in 4Q '07, net of litigation expenses, the related contribution to the American Express Charitable Fund and the 2008 expenses related to the CPS acquisition. These impacts were partially offset by the 2008 settlement payments from MasterCard and Visa.


                               CORPORATE & OTHER

-    Net income was $171MM in 2008 compared with $454MM in 2007.

     -   2008 included:
         -- $186MM and $172MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
         -- $108MM of after-tax expense, primarily reflecting the restructuring charge related to the Company's reengineering initiatives; and
         -- A $19MM after-tax charge (including $5MM of the reengineering costs above) related to the exit of certain AEB operations not sold.

     -   2007 included:
         -- $700MM of after-tax income due to the initial payment of the Visa litigation settlement;
         -- $46MM of after-tax expense for litigation-related costs;
         -- $31MM of after-tax expense for the contribution to the
            American Express Charitable Fund;
         -- $4MM of after-tax expense for incremental business-building costs;
            and
         -- $4MM of after-tax expense for reengineering costs.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2008 OVERVIEW
                               U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)                                                                   Years Ended                 Percentage
                                                                                December 31,                Inc/(Dec)
                                                                       -------------------------------    ---------------
(millions)                                                                2008              2007
                                                                          ----              ----
Revenues
    Discount revenue, net card fees and other                          $10,357           $10,243               1%
    Securitization income, net                                           1,070             1,507             (29)
    Interest income                                                      4,736             5,125              (8)
    Interest expense                                                     2,166             2,653             (18)
                                                                         -----             -----
        Net interest income                                              2,570             2,472               4
                                                                         -----             -----
Total revenues net of interest expense                                  13,997            14,222              (2)
                                                                         ------           ------
Provisions for losses                                                    4,389             2,998              46
                                                                         -----             -----
Total revenues net of interest expense after provisions for losses       9,608            11,224             (14)
                                                                         -----            ------
Expenses
    Marketing, promotion, rewards and cardmember services                4,837             5,140              (6)
    Salaries and employee benefits and other operating expenses          3,727             3,354              11
                                                                         -----             -----
     Total                                                               8,564             8,494               1
                                                                         -----             -----
Pretax segment income                                                    1,044             2,730             (62)
Income tax provision                                                       252               907             (72)
                                                                         -----             -----
Segment Income                                                            $792            $1,823             (57)
                                                                          ====            ======

STATISTICAL INFORMATION

                                                                                Years Ended                 Percentage
                                                                                December 31,                Inc/(Dec)
                                                                       -------------------------------    ---------------
                                                                          2008             2007
                                                                          ----             ----
Card billed business (billions)                                         $382.0            $375.2               2%
Average basic cardmember spending* (dollars)                           $11,594           $12,011              (3)

* Proprietary cards only.

     - BILLED BUSINESS: The 2% increase in billed business primarily reflects the 2% increase in basic cards-in-force, offset by a 3% decline in average basic cardmember spending.
         -- Within the U.S. consumer business, billed business declined 1%; small business volumes rose 7%.

P&L DISCUSSION:

- SEGMENT INCOME: Decreased 57% as total revenues net of interest expense decreased 2%, provisions for losses increased 46% and expenses increased 1%.

     -   2008 included:
         -- The $600MM ($374MM after-tax) addition to lending credit reserves in
            2Q '08;
         -- The $220MM ($138M MM after-tax) reduction to the fair market value of the I/O strip;
         -- $96MM ($60MM after-tax) of the 4Q '08 Delta-related charge to the
            Company's MR balance sheet reserve; and
         -- $30MM ($20MM after-tax) of total reengineering costs, primarily reflecting the Company's 4Q '08 reengineering initiatives.

     -   2007 included:
         -- An $80MM ($50MM after-tax) benefit from the initial adoption of
            SFAS No. 155 in 1Q '07;
         -- $36MM ($22MM after-tax) of the 1Q '07 pension-related gain;
         -- The $438MM ($274MM after-tax) credit-related charge in 4Q '07;
         -- $408MM ($253MM after-tax) of the 4Q '07 MR-related charge;
         -- $131MM ($81MM after-tax) of the incremental business-building costs in 2Q '07 and 4Q '07; and
         -- $13MM ($8MM after-tax) of reengineering expenses.

     -   PRE-TAX MARGIN:  Was 7.5% in 2008 compared with 19.2% in 2007.


     - EFFECTIVE TAX RATE: Was 24% in 2008 compared with 33% in 2007. The tax rates in both years reflect benefits related to the resolution of certain prior years' tax items.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 1% due to greater net card fees, higher other revenue, increased travel commission and fees and higher discount revenue, which were partially offset by lower commissions and fees.

- SECURITIZATION INCOME, NET: Decreased 29% primarily due to a lower excess spread, net, driven by increased write-offs, charges to the fair value of the I/O Strip and a net loss on sales compared to net gains in the prior year. These impacts were partially offset by higher finance charges and fees due to a greater average balance of securitized loans and lower interest expense due to lower rates paid on investor certificates.

- INTEREST INCOME: Decreased 8% due to lower market interest rate-driven yields and a slight decrease in average owned lending balances.

-    INTEREST EXPENSE:  Decreased 18% primarily due to a lower cost of funds.

- PROVISIONS FOR LOSSES: Increased 46% due to higher write-off and delinquency rates in the lending and charge portfolios reflecting the challenging U.S. credit environment.

     -   CREDIT QUALITY:

         -- The charge card net write-off rate was 3.6%.* +
         -- The lending net write-off rate for 2008 was 5.8% versus 3.1% for 2007.**

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
           ** Owned basis.  See pages 29-30 for "Managed Basis" Cardmember lending information.
            + In 4Q '08, the Company revised the time period in which past due
              U.S. Cardmember receivables are written off. These receivables are now written off when they are 180 days past due, when previously, they were written off when they were 360 days past due. The net write-off rate, reflecting write-offs of principal only, has been presented beginning with 1Q '08 and does not reflect the write-offs of $341MM incurred upon adopting the 180 day past due write-off policy in 4Q '08.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 6% due to the 4Q '07 MR-related charge, the incremental business-building expenses in 2Q '07 and 4Q '07 compared to lower marketing and promotion expenses in 2008, partially offset by the 4Q '08 Delta-related charge to the MR balance sheet reserve and higher volume-related rewards costs.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 11% primarily due to higher software, operations, technologies and credit and collection costs, the 1Q '07 pension-related gain and 4Q '08 costs related to the Company's reengineering initiatives.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                           INTERNATIONAL CARD SERVICES

MANAGED BASIS
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember interest income, cardmember interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

   The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                         Years Ended                   Percentage
                                                                        December 31,                   Inc/(Dec)
                                                              ----------------------------------    -----------------
(millions)                                                         2008                2007
                                                                   ----                ----

-        DISCOUNT REVENUE, NET CARD FEES AND OTHER:
           Reported for the period (GAAP)                       $10,357             $10,243               1%
           Securitization adjustments                               400                 310              29
                                                                    ---                 ---
           Managed discount revenue, net card fees and
           other                                                $10,757             $10,553               2
                                                                =======             =======

-        INTEREST INCOME:
           Reported for the period  (GAAP)                       $4,736              $5,125              (8)
           Securitization adjustments                             3,512               3,130              12
                                                                  -----               -----
           Managed interest income                               $8,248              $8,255               -
                                                                 ======              ======

-        SECURITIZATION INCOME, NET:
           Reported for the period (GAAP)                        $1,070              $1,507             (29)
           Securitization adjustments                            (1,070)             (1,507)            (29)
                                                                 -------            -------
           Managed securitization income, net                      $ -                  $ -               -
                                                                   ===                  ===

-        INTEREST EXPENSE:
           Reported for the period  (GAAP)                       $2,166              $2,653             (18)
           Securitization adjustments                             830                 1,136             (27)
                                                                  ---                 -----
           Managed interest expense                              $2,996              $3,789             (21)
                                                                 ======              ======

-        PROVISIONS FOR LOSSES:
           Reported for the period (GAAP)                        $4,389              $2,998              46
           Securitization adjustments                             2,002                 871               #
                                                                  -----                 ---
           Managed provisions for losses                         $6,391              $3,869              65
                                                                 ======              ======

# Denotes variance of more than 100%.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                              U.S. CARD SERVICES


MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 2% largely due to higher net card fees, greater other revenues, higher travel commissions and fees, and increased discount revenues, which were partially offset by lower other commissions and fees.

o INTEREST INCOME: Remained flat as lower market interest rate-driven yields more than offset the 10% growth in average managed lending balances.

o INTEREST EXPENSE: Decreased 21% due to a lower market interest rate-driven cost of funds which more than offset higher average managed receivable balances.

o PROVISIONS FOR LOSSES: Increased 65% due to higher write-off and delinquency rates and higher average managed loan balances, partially offset by the credit-related charge in 4Q '07.

     - CARDMEMBER LENDING: *
       -- The lending net write-off rate for 2008 was 5.5% versus 3.1% for 2007.

      * Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                               Years Ended              Percentage
                                                                               December 31,              Inc/(Dec)
                                                                       ------------------------------ --------------
(millions)                                                                2008             2007
                                                                          ----             ----

Revenues
    Discount revenue, net card fees and other                           $3,758           $3,499             7
                                                                       -------          -------
    Interest income                                                      1,984            1,741            14
                                                                       -------          -------
    Interest expense                                                       961              909             6
                                                                       -------          -------
      Net interest income                                                1,023              832            23
                                                                       -------          -------
Total revenues net of interest expense                                   4,781            4,331            10
                                                                       -------          -------
Provisions for losses                                                    1,030              812            27
                                                                       -------          -------
Total revenues net of interest expense after provisions for losses       3,751            3,519             7
                                                                       -------          -------
Expenses
    Marketing, promotion, rewards and cardmember services                1,453            1,566            (7)
                                                                       -------          -------
    Salaries and employee benefits and other operating expenses          2,145            1,836            17
                                                                       -------          -------
         Total                                                           3,598            3,402             6
                                                                       -------          -------
Pretax segment income (loss)                                               153              117            31
Income tax benefit                                                        (198)            (174)           14
                                                                       -------          -------
Segment income                                                            $351             $291            21
                                                                       =======          =======

STATISTICAL INFORMATION
                                                                               Years Ended              Percentage
                                                                               December 31,              Inc/(Dec)
                                                                       ------------------------------ --------------
                                                                          2008             2007
                                                                          ----             ----
Card billed business (billions)                                         $106.1            $98.0             8%
Average basic cardmember spending* (dollars)                            $9,292           $8,772             6


 * Proprietary cards only.

- BILLED BUSINESS: The 8% increase in billed business reflects a 6% increase in average spending per proprietary basic card and a 1% increase in basic cards-in-force.
           -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card-in-force increased 7% and 5%, respectively. Volume growth within the major geographic regions ranged from growth in the mid to high single-digits.

P&L DISCUSSION

o SEGMENT INCOME: Increased 21% versus last year as total revenues net of interest expense increased 10%, provisions for losses increased 27% and expenses rose by 6%.

       - 2008 included $83MM ($54MM after-tax) of total reengineering costs, primarily reflecting the Company's 4Q '08 reengineering initiatives.

       - 2007 included:
         -- $2MM ($1MM after-tax) of the 1Q '07 pension-related gain;
         -- $216MM ($138MM after-tax) of the 4Q '07 increase to the MR reserve; -- $26MM ($16MM after-tax) of the incremental business-building costs in 2Q '07 and 4Q '07; and
         -- $16MM ($11MM after-tax) of reengineering costs.

- PRE-TAX MARGIN:  Was 3.2% in 2008 compared with 2.7% in 2007.

- EFFECTIVE TAX RATE: Was (129%), reflecting a tax benefit of $198MM, compared with a rate of (149%) and a tax benefit of $174MM in 2007. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S. Additionally, the tax rates in 2008 and 2007 reflected various tax benefits related to the resolution of certain prior years' tax items.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 7% driven primarily by higher discount revenue, greater net card fees and increased other revenue.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                          INTERNATIONAL CARD SERVICES

o INTEREST INCOME: Increased 14% on 9% growth in average loans and a higher cardmember portfolio yield.


o    INTEREST EXPENSE:   Increased 6% primarily due to higher loan and
     business volumes.

o PROVISIONS FOR LOSSES: Increased 27% due to increased reserve levels due to the challenging economic environment and loan and business volume growth.

     - CREDIT QUALITY: *
        -- The charge card loss ratio was 0.24% in 2008 versus 0.26% in 2007. -- The lending write-off rate was 4.8% versus 4.9% last year.

         * There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 7% due to the 4Q '07 MR-related charge and the incremental business-building costs in 2Q '07 and 4Q '07, which more than offset higher marketing and promotion expenses, other operating expenses and volume-related rewards costs in 2008.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 17% primarily due to higher salaries and employee benefits expense and increased other operating expenses, which reflect the costs related to the Company's reengineering initiatives in 4Q '08, as well as greater professional services expense.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES


                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)


(Preliminary)
                                                                                 Years Ended                  Percentage
                                                                                 December 31,                  Inc/(Dec)
                                                                       ---------------------------------     ---------------
(millions)                                                                 2008               2007
                                                                           ----               ----
Revenues
    Discount revenue, net card fees and other                            $5,081             $4,697                 8%
    Interest income                                                         168                187                (10)
    Interest expense                                                        553                615                (10)
      Net interest income                                                  (385)              (428)               (10)
Total revenues net of interest expense                                    4,696              4,269                 10
         Provisions for losses                                              231                163                 42
Total revenues net of interest expense after provisions for losses        4,465              4,106                  9
Expenses
    Marketing, promotion, rewards and cardmember services                   377                387                 (3)
    Salaries and employee benefits and other operating expenses           3,412              2,975                 15
       Total                                                              3,789              3,362                 13
Pretax segment income                                                       676                744                 (9)
Income tax provision                                                        182                208                (13)
Segment income                                                             $494               $536                 (8)

STATISTICAL INFORMATION                                                          Years Ended                  Percentage
                                                                                 December 31,                  Inc/(Dec)
                                                                      --------------- --- --------------    ----------------
                                                                             2008              2007
                                                                             ----              ----
Card billed business (billions)                                            $129.2            $122.1               6%
Average basic cardmember spending* (dollars)                              $18,527           $18,017               3

  *   Proprietary cards only.

- BILLED BUSINESS: The 6% increase in billed business reflects a 3% increase in average spending per proprietary basic card and a 4% increase in basic cards-in-force.
         -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card-in-force increased 5% and 2%, respectively. Volume growth of 4% within the U.S. compared to growth within the Company's other major geographic regions ranging from the mid single-digits in Europe and Asia Pacific, to the low double-digits in Canada and the high teens in Latin America.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 8% versus last year as total revenues net of interest expense increased 10%, provisions for losses increased 42% and expenses rose by 13%. Both revenue and expense growth rates reflect the inclusion of the CPS acquisition this year.

- 2008 included:
  -- $138MM ($89MM after-tax) of total reengineering costs, primarily reflecting the Company's 4Q '08 reengineering initiatives; and -- $10MM ($6MM after-tax)of the 4Q '08 Delta-related charge to the MR balance sheet reserve.

- 2007 included:
  -- $19MM ($12MM after-tax) of the 1Q '07 pension-related gain;
  -- $61MM ($39MM after-tax) of the 4Q '07 MR-related charge; and
  -- $25MM ($16MM after-tax) of reengineering costs.

- PRE-TAX MARGIN: Was 14.4% in 2008 compared with 17.4% in 2007.

- EFFECTIVE TAX RATE: Was 27% in 2008 compared with 28% in 2007. The rates for each of these periods reflect tax benefits related to the resolution of certain prior years' tax items.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER: Increased 8% primarily due to higher other revenues, driven partially by the CPS acquisition and greater discount and travel revenues.

o INTEREST INCOME:  Decreased 10% driven by lower deposit-related income.

o INTEREST EXPENSE: Decreased 10% due to a lower cost of funds, primarily within the U.S., partially offset by the cost of funding the CPS acquisition.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES


o PROVISIONS FOR LOSSES: Increased 42%, primarily reflecting higher loss and past due rates due to the challenging economic environment.

  - CREDIT QUALITY:*
    -- The charge card loss ratio was 0.13% versus 0.10% last year.
    * There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 3%, primarily reflecting the 4Q '07 MR-related charge, which more than offset higher volume-related rewards costs and the 4Q '08 Delta-related charge to the MR balance sheet reserve.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 15% primarily due to higher other, operating expense and greater salaries and employee benefits expense, which reflect the impacts of the CPS acquisition, as well as the costs related to the Company's reengineering initiatives in 4Q '08 and the pension-related gain in 1Q '07.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2008 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)


(Preliminary)
                                                                                 Years Ended                 Percentage
                                                                                 December 31,                 Inc/(Dec)
                                                                       ---------------------------------    -------------
(millions)                                                                2008                2007
                                                                          ----                ----

Revenues
    Discount revenue, fees and other                                     $3,875             $3,549                9%
    Interest Income                                                           5                  3               67
    Interest expense                                                       (222)              (312)             (29)
      Net interest income                                                   227                315              (28)
Total revenues net of interest expense                                    4,102              3,864                6
 Provisions for losses                                                      127                103               23
Total revenues net of interest expense after provisions for losses        3,975              3,761                6
Expenses
    Marketing and promotion                                                 553                595               (7)
    Salaries and employee benefits and other operating expenses           1,932              1,606               20
         Total                                                            2,485              2,201               13
etax segment income                                                       1,490              1,560               (4)
Income tax provision                                                        495                538               (8)
Segment income                                                             $995             $1,022               (3)


  STATISTICAL INFORMATION                                                       Years Ended                  Percentage
                                                                                December 31,                  Inc/(Dec)
                                                                    -----------------------------------     -------------
                                                                           2008                 2007
                                                                           ----                 ----
  Global card billed business* (billions)                                $683.3               $647.3               6%
  Global Network Services:
  Card billed business (billions)                                         $67.4                $52.9              27%


  *Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

P&L DISCUSSION

o SEGMENT INCOME: Decreased 3% as total revenues net of interest expense grew 6%, provisions for losses increased 23% and expenses rose 13%.

     - 2008 included $31MM ($20MM after-tax) of total reengineering costs, primarily reflecting the Company's 4Q '08 reengineering initiatives.

     -   2007 included:
         -- $27MM ($18MM after-tax) of gains related to the sale of our merchant-related operations in Russia in 2Q '07;
         -- $5MM ($3MM after-tax) of the 1Q '07 pension-related gain;
         -- $43MM ($26MM after-tax) of the incremental business-building costs in 2Q '07 and 4Q '07; and
         -- $6MM ($4MM after-tax) of reengineering costs.

- PRE-TAX MARGIN:  Was 36.3% in 2008 versus 40.4% in 2007.

- EFFECTIVE TAX RATE:  Was 33% in 2008 compared with 34% in 2007.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 9%, reflecting growth in merchant-related revenues, due to the 6% increase in global card billed business and higher GNS-related revenues.

o    INTEREST INCOME: Increased $2MM.

o INTEREST EXPENSE: The expense credit decreased 29% due to a lower rate-driven interest credit, primarily in the U.S., related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o    PROVISIONS FOR LOSSES:  Increased $24MM.

o MARKETING AND PROMOTION EXPENSES: Decreased 7%, reflecting lower brand and other marketing and promotion expenses this year versus the incremental business-building costs in 2Q '07 and 4Q '07.

o SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Increased 20% primarily due to increased merchant-related reserves due to the challenging economic environment, last year's gains related to the sale of our merchant-related operations in Russia, greater salaries and employee benefits expense, which reflected an expansion of the merchant sales force and the costs related to the Company's reengineering initiatives in 4Q '08 and higher volume-related expenses.

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the economic environment, and the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new Cardmembers, reduce Cardmember attrition, capture a greater share of existing Cardmembers' spending, and sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the Company's ability to manage credit risk related to consumer debt, business loans, merchants and other credit trends, which will depend in part on the economic environment, including, among other things, the housing market, the rates of bankruptcies and unemployment, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products, and on the effectiveness of the Company's credit models; the impact of the Company's efforts to deal with delinquent Cardmembers in the current challenging economic environment, which may affect payment patterns of Cardmembers, the Company's near-term write-off rates, including during the first half of 2009, and the volumes of the Company's loan balances in 2009; the write-off and delinquency rates in the medium- to long-term of Cardmembers added by the Company during the past few years, which could impact their profitability to the Company; the Company's ability to effectively implement changes in the pricing of certain of its products and services; fluctuations in interest rates (including fluctuations in benchmarks, such as LIBOR and other benchmark rates, and credit spreads), which impact the Company's borrowing costs, return on lending products and the value of the Company's investments; the Company's ability to meet its ROE target range of 33 to 36 percent on average and over time, which will depend in part on factors such as the Company's ability to generate sufficient revenue growth and achieve sufficient margins, fluctuations in the capital required to support its businesses, the mix of the Company's financings, and fluctuations in the level of the Company's shareholders' equity due to share repurchases, dividends, changes in accumulated other comprehensive income and accounting changes, among other things; the actual amount to be spent by the Company on marketing, promotion, rewards and Cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; fluctuations in foreign currency exchange rates; the Company's ability to grow its business, generate excess capital and, over time, meet or exceed its return on shareholders' equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services' bank partners in the United States the benefits of greater Cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; the ability of the Global Network Services business to meet the performance requirements called for by the Company's recent settlements with MasterCard and Visa; trends in travel and entertainment spending and the overall level of consumer confidence; the uncertainties associated with business acquisitions, including, among others, the failure to realize anticipated business retention, growth and cost savings, as well as the ability to effectively integrate the acquired business into the Company's existing operations; the underlying assumptions and expectations related to the February 2008 sale of the American Express Bank Ltd. businesses and the transaction's impact on the Company's earnings proving to be inaccurate or unrealized; the success, timeliness and financial impact (including costs, cost savings, and other benefits, including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term (including during 2009) and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company's ability to reinvest the benefits arising from such reengineering actions in its businesses; bankruptcies, restructurings, consolidations or similar events (including, among others, the Delta Airlines/Northwest Airlines merger) affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; the ability of the Company to satisfy its liquidity needs and execute on its funding plans, which will depend on, among other things, the Company's future business growth, its credit ratings, market capacity and demand for securities offered by the Company, performance by the Company's counterparties under its bank credit facilities and other lending facilities, regulatory changes, including changes to the policies, rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of San Francisco, the Company's ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions and the Company's ability to meet the criteria for participation in certain liquidity facilities and other funding programs, including the Commercial Paper Funding Facility and the Temporary Liquidity Guarantee Program, being made available through the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and other federal departments and agencies; the Company's ability to redeem or otherwise access in a timely manner up to $500 million invested in the Primary Reserve Fund, from which redemptions have been currently suspended; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the Company's ability to invest in technology advances across all areas of its business to stay on the leading edge of technologies applicable to the payments industry; the Company's ability to protect its intellectual property rights (IP) and avoid infringing the IP of other parties; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, natural disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; the potential impact of regulations adopted by federal bank regulators relating to certain credit and charge card practices, including, among others, the imposition by card issuers of interest rate increases on outstanding balances and the allocation of payments in respect of outstanding balances with different interest rates, which could have an adverse impact on the Company's net income; accounting changes; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007,
Item 1A of Part 2 in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and the Company's other reports filed with the SEC.